STOCK PURCHASE AND SALE AGREEMENT

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                                    CUSA Technologies, Inc.

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         THIS STOCK  PURCHASE AND SALE  AGREEMENT  is made as of January  24,
1997, by and between CUSA Technologies, Inc., a Nevada corporation (the "Company"), and Richard N. Beckstrand, a resident of Salt Lake County, State of Utah (the "Investor").

         THE PARTIES HEREBY AGREE as follows:

         1.       Purchase and Sale.

                  1.1. Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, against cash payment, 8,648,649 shares of Common Stock of the Company (the "Shares") at a purchase price of $.925 per Share.

                  1.2. Closing. The purchase and sale of the Shares being purchased by the Investor shall take place at the offices of the Company on February 10, 1997, or at such other time and place as the Company and the Investor mutually agree upon (which time and place are designated the "Closing"). At the Closing, the Company shall deliver to Investor a certificate representing the Shares which Investor is purchasing against delivery to the Company by Investor of cash or a certified bank cashier's or other check reasonably acceptable to the Company.

                  1.3. Use of Proceeds. The Company agrees to use the proceeds from the sale of the Shares for the repayment of outstanding obligations as set forth in Exhibit 1, for the reduction of debt and for working capital purposes.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

                  2.1. Incorporation. The Company is a corporation duly organized and validly existing, is in good standing under the laws of the State of Nevada, has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction where the failure so to qualify would have a material adverse effect on its business or operations.

                  2.2. Capitalization. The authorized capital of the Company consists of 25,000,000 shares of Common Stock, of which at Closing not more than 8,950,000 shares will be issued and outstanding as of the Closing and 1,500,000 shares of Preferred Stock of which 1,000,000 shares of 1994 Series Convertible Preferred Stock will be issued and outstanding as of the Closing.

                  2.3. Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and for the authorization, issuance and delivery of the Shares being sold hereunder has been or shall be taken prior to the Closing, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Company. Issuance of the Shares will not be subject to preemptive rights or other preferential rights of any present or future stockholders in the Company.

                  2.4. Validity of the Shares. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement, shall be duly and validly issued.

         3. Representations and Warranties of Investor. Investor represents and warrants to the Company as follows:

                  3.1.     Authorization.   When  executed  and  delivered  by
Investor, this Agreement will constitute the valid and legally binding obligation of such Investor.

                  3.2. Accredited Investor. Investor is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act of 1933 (the "Act").

         4.       Securities Act of 1933.

                  4.1.     Investment Representation.

                           (a)      This   Agreement   is  made  with   Investor
in  reliance   upon   Investor's representations  to the Company,  which by its
acceptance hereof Investor hereby confirms, that the Shares to be received will be acquired for investment for an indefinite period for his own account and not with a view to the sale or distribution of any part thereof, and that he has no present intention of selling or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of his property shall at all times be within his control. By executing this Agreement, Investor further represents he does not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such person any of the Shares.

                           (b)      Investor understands that the Shares are not
and may never be registered under the Act on the ground that the sale provided for in this Agreement and the issuance of Shares is exempt pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder, and that the Company's reliance on such exemption is predicated on his representations set forth herein.

                           (c)      Investor  agrees  that in no  event  will he
make a disposition of any of the Shares, unless the Shares shall have been registered under the Act, unless and until (i) he shall have notified the Company with a statement of the circumstances surrounding the proposed disposition and (ii) he shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that
(A) such disposition will not require registration of such Shares under the Act, and (B) that appropriate action necessary for compliance with the Act has been taken.

                           (d)      Investor  represents  that he is able to
fend for himself in the transaction contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment, has the ability to bear the economic risks of his investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions which have been asked answered by the Company. Without limiting the foregoing, Investor acknowledges that he is the Chief Executive Officer, Chairman of the Board of Directors and a principal shareholder of the Company and is fully aware of all information relevant to the business and financial condition of the Company.

                           (e)      Investor  understands  that if a
registration statement covering the Shares under the Act is not in effect when he desires to sell any of the Shares, he may be required to hold such Shares for an indeterminate period. He also cknowledges that he understands that any sale of the Shares which might be made y him in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

                  4.2. Legends. All certificates for the Shares shall bear substantially the following legend:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT PURPOSES. SAID SHARES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) THE COMPANY'S TRANSFER AGENT IS PRESENTED WITH EITHER A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY OR A NO-ACTION' OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER."


                  4.3. Rule 144. The Company covenants and agrees that: (i) at all times while it is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 it will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Act; and (ii) it will furnish Investor upon request with all information about the Company required for the preparation and filing of Form 144.

         5.       Miscellaneous.

                  5.1. Entire Contract. Except as specifically referenced herein, this Agreement constitutes the entire contract between the parties hereto concerning the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  5.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Utah.

                  5.3.     Titles  and  Subtitles.   The  titles  of  the
paragraphs and subparagraphs of this Agreement are for convenience and are not to be considered in construing this Agreement.

                  5.4. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, addressed to a party at its address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days advance written notice to the other party.

                  5.5. Survival of Warranties. The warranties and representations of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                                              CUSA TECHNOLOGIES, INC.


                                                  /s/ D. Jeff Peck
                                              By______________________________
                                              Its Chief Financial Officer_

                                               986 West Atherton Drive
                                               Salt Lake City, Utah 84123


                                               /s/ Richard N. Beckstrand
                                               _________________________________
                                               Richard N. Beckstrand
                                               5156 Cottonwood Lane
                                               Salt Lake City, Utah 84117